Exhibit 3.1

STATE OF DELAWARE
CERTIFICATE OF OWNERSHIP

SUBSIDIARY INTO PARENT
Section 253

CERTIFICATE OF OWNERSHIP
MERGING
LIBERATOR BDC INC.
INTO
BLACK NICKEL ACQUISITION CORP. II

(Pursuant to Section 253 of the General Corporation Law of Delaware)

Black Nickel Acquisition Corp. II, a corporation incorporated on the 26th day of May, 2005 (the “Corporation”), pursuant to the provisions of the General Corporation Law of the State of Delaware;

DOES HEREBY CERTIFY that the Corporation owns 100% of the capital stock of Liberator BDC Inc., a corporation incorporated on the 28th day of November, 2007, pursuant to the provisions of the General Corporation Law of the State of Delaware, and that the Corporation, by unanimous consent of its Board of Directors dated the 29th day of November, 2007, determined to and did merge Liberator BDC Inc. into itself, which resolution is in the following words to wit:

WHEREAS, the Corporation lawfully owns 100% of the outstanding stock of Liberator BDC Inc., a corporation organized and exiting under the laws of State of Delaware; and

WHEREAS, the Corporation desires to merge Liberator BDC Inc. into itself and to be possessed of all the estate, property, rights, privileges and franchises of said corporation;

NOW, THEREFORE, BE IT RESOLVED, that the Corporation merge into itself Liberator BDC Inc. and assume all of its liabilities and obligations; and

FURTHER RESOLVED, that an authorized officer of the Corporation be, and he hereby is, directed to make and execute a certificate of ownership setting forth a copy of the resolution to merge Liberator BDC Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of New Castle County; and

FURTHER RESOLVED, that the Corporation relinquishes its corporate name and assumes in place thereof the name Liberator BDC Inc.; and

FURTHER RESOLVED, that the officers of the Corporation be, and they hereby are, authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware; which may be in any way necessary or proper to effect said merger.

IN WITNESS WHEREOF, said parent corporation has caused this certificate to be signed by an authorized officer this 29th day of November, 2007.

By: /s/ Paul T. Mannion, Jr.
Name: Paul T. Mannion, Jr.
Title: President